CONTRATO DE ARRENDAMIENTO QUE CELEBRAN POR UNA PARTE GRUPO FERMER,  S.A. DE
C.V. REPRESENTADA POR EL SR. MARIO PRESNO PEREZ EN SU CARACTER DE ADMINISTRADOR UNICO A QUIEN EN LO SUCESIVO Y PARA EFECTOS DE ESTE CONTRATO SE LE DENOMINARA EL ARRENDADOR, Y POR LA OTRA PARTE A JPM PANTERA, S.A. DE C.V. REPRESENTADA POR LA SRA. MARIA LUISA LOZANO GARCIA EN SU CARACTER DE ADMINISTRADORA UNICA, A QUIEN EN LO SUCESIVO Y PARA EFECTOS DE ESTE CONTRATO SE LE DENOMINARA EL ARRENDATARIO AL TENOR DE LA SIGUIENTES:

                           D E C L A R A C I O N E S :

1.- DECLARA EL ARRENDADOR POR CONDUCTO DE SU REPRESENTANTE LEGAL:

A).- QUE ES UNA SOCIEDAD MERCANTIL, DEBIDAMENTE CONSTITUIDA Y EXISTENTE , AL AMPARO DE LAS LEYES DE LA REPUBLICA MEXICANA, MEDIANTE ESCRITURA PUBLICA # 14,513 DE FECHA 11 DE NOVIEMBRE DE 1981, EN LA CIUDAD DE GUADALAJARA, JAL., NOTARIO PUBLICO # 60 LIC. CONRADO CEBALLOS PONCE BAJO TOMO 91-4 PAG. 229 BAJO INSCRIPCION 7-8 DEL TOMO 62 DEL LIBRO PRIMERO DE REGISTRO DE COMERCIO, AGREGO # 4 AL APENDICE 184 DE FECHA 10 DE MARZO DE 1982.

B).- QUE LA MISMA SE ENCUENTRA AL CORRIENTE EN EL PAGO DE SUS OBLIGACIONES FISCALES E INSCRITA BAJO REG. FEDERAL DE CONTRIBUYENTES # GFE-811113-UR6 TENIENDO SU DOMICILIO SOCIAL MILO # 3660 COL. LA NOGALERA, EN GUADALAJARA, JAL., C.P. 44470.

C).- QUE ES DUENO DEL INMUEBLE UBICADO EN MOTEMORELOS # 129 DEL FRACC. LOMA BONITA EN ZAPOPAN, JAL., EL CUAL TIENE UNA SUPERFICIE DE 12,609 SQ.FT. ANEXANDOSE AL PRESENTE UN PLANO DE LA LOCALIZACION, FIRMADO POR AMBAS PARTES. QUE EL MISMO SE ENCUENTRA AL CORRIENTE DE SUS OBLIGACIONES E INSCRITO EN EL IMPUESTO PREDIAL BAJO EL # 115725.

D).- QUE ES SU DESEO CELEBRAR EL PRESENTE CONTRATO PARA LO CUAL EL ARRENDATARIO PUEDA DISPONER LIBREMENTE DEL INMUEBLE DE REFERENCIA, MISMO QUE SERA DESTINADO PARA LOS FINES QUE PRETENDA.

11.- DECLARA EL ARRENDATARIO POR CONDUCTO DE SU REPRESENTANTE LEGAL:

A).- QUE ES UNA SOCIEDAD MERCANTIL DEBIDAMENTE CONSTITUIDA Y ORGANIZADA CONFORME A LAS LEYES DE LA REPUBLICA MEXICANA, MEDIANTE ESCRITURA PUBLICA # 2 DE LA CIUDAD DE GUADALAJARA, JAL., LIC. GUILLERMO MARTINEZ UGARTE E INSCRITA EN EL REG. FEDERAL PUBLICO DE LA PROPIEDAD Y DE COMERCIO DE GUADALAJARA, JAL., EL DIA 30 DE AGOSTO DE 1985, REG. BAJO INSCRIPCION 102-103 TOMO 180 DEL LIBRO PRIMERO DEL REGISTRO DE COMERCIO, AGREGO 48 AL APENDICE 542 DE ESTE LIBRO DE DOCUMENTACION RESPECTIVA. LOS REGISTRO SE PAGARAN BAJO REF. ING. # L-554105.

B).- QUE LAS MISMA SE ENCUENTRA AL CORRIENTE EN EL PAGO DE SUS OBLIGACIONES FISCALES E INSCRITA EN EL REG. FEDERAL DE CONTRIBUYENTES BAJO EL # JPA 850808 AK7 Y CONTANDO CON SU REGISTRO PATRONAL DEL I.M.S.S. R-12-15-466-10 TENIENDO SU DOMICILIO SOCIAL EN MONTEMORELOS # 121 DEL FRACC. LOMA BONITA EN ZAPOPAN, JAL.

C).- QUE CUENTA CON LAS FACULTADES NECESARIAS, PARA OBLIGAR A SU REPRESENTADA A LOS TERMINOS DE EL PRESENTE INSTRUMENTO, LAS CUALES ESTAN CONSTITUIDAS EN LA ESCRITURA PUBLICA # 10,813 DE FECHA 8 DE AGOSTO DE 1985 OTORGADA POR EL NOTARIO PUBLICO # 2 DE LA CD.

D).- QUE PARA EL DESARROLLO DE SUS ACTIVIDADES COMERCIALES, CON ESTA FECHA SOLICITA Y DESEA TOMAR EN ARRENDAMIENTO LA BODEGA A QUE HACEMOS REFERENCIA EN LA DECLARACION PRIMER INCISO C) MISMA QUE REUNE LAS CONDICIONES REQUERIDAS POR MI MANDANTE.

111.- TOMANDO EN CONSIDERACION LO ANTERIOR EXPUESTO, AMBAS PARTES ESTAN DE ACUERDO, EN CELEBRAR EL PRESENTE CONTRATO OBLIGANDOSE PARA TAL EFECTO AL TENOR DE LAS SIGUIENTES:

                               C L A U S U L A S :

     PRIMERA.- SE RECONOCEN MUTUAMENTE LAS PERSONALIDADES QUE COMPARECEN LOS APODERADOS Y MANIFIESTAN QUE LAS FACULTADES QUE TIENEN CONFERIDAS HASTA LA FECHA NO LES HAN SIDO REBOCADAS, RESTRINGIDAS O MODIFICADAS EN FORMA ALGUNA.

     SEGUNDA.- EL ARRENDADOR OTORGA EN ARRENDAMIENTO A EL ARRENDATARIO Y ESTE RECIBE A SU MAS ENTERA SATISFACCION BAJO EL CARACTER QUE OSTENTA EN EL CONTRATO, DE LA BODEGA QUE SE CITA EN LA DECLARACION PRIMERA INCISO C).

     TERCERA.- EL PLAZO DE ARRENDAMIENTO SERA EL PRIMERO DE AGOSTO DE 1998 AL 22 DE ABRIL DE 2001.

     CUARTA.- LA RENTA MENSUAL SERA POR LA CANTIDAD DE $ 26,230.00 (VEINTISEIS MIL DOSCIENTOS TREINTA PESOS 00/100 M.N.) OBLIGANDOSE EL ARRENDATARIO A PAGAR EL PRIMER MES POR ADELANTADO A LA FIRMA DEL CONTRATO, OTORGADO, EL ARRENDADOR DARA EL COMPROBANTE LEGAL CORRESPONDIENTE, QUE DEBERA CUMPLIR CON TODOS LOS REQUISITOS FISCALES. EL IMPUESTO AL VALOR AGREGADO QUE CAUSE EL PRESENTE CONTRATO, SERA CUBIERTO POR EL ARRENDATARIO Y ENTERADO POR EL ARRENDADOR.

     QUINTA.- LA RENTA AQUI CONVENIDA SERA INCREMENTADA EN EL MISMO PORCENTAJE QUE AUMENTE EL SALARIO MINIMO EN ESTA ZONA Y SEGUIRA INCREMENTANDOSE CADA VEZ QUE TENGA VARIACION, PROCEDIENDO ESTE AUMENTO A PARTIR DE LA FECHA QUE SE
CONOZCA OFICIALMENTE, Y DURANTE LA VIGENCIA DE EL PRESENTE CONTRATO, O EN EL MISMO PORCENTAJE DE EL DESLIZ MENSUAL CONTRA EL DOLLAR AMERICANO QUE SUFRA NUESTRA MONEDA MEXICANA, O DE ACUERDO CON EL INDICE DE INCREMENTO DE RENTAS QUE FIJE EN BANCO DE MEXICO. DE ESTAS TRES MEDIDAS DE INCREMENTO SERA TOMADA SOLAMENTE LA QUE MAYOR RESULTE EN EL MES QUE PROCEDA EL COBRO. SE CONVIENE ENTRE AMBAS PARTES QUE LA RENTA MENSUAL ESTIPULADA, DEBERA CUBRIRSE POR MENSUALIDADES ADELANTADAS, PRECISAMENTE LOS DIAS PRIMEROS DE CADA MES EN EL DOMICILIO QUE EL ARRENDADOR LE INDIQUE DENTRO DE ESTA CIUDAD ENTREGANDOSE EL COMPROBANTE LEGAL CORRESPONDIENTE.

     SEXTA.- EL INMUEBLE ES RECIBIDO POR EL ARRENDATARIO EN PERFECTAS CONDICIONES Y DEBERA EFECTUAR LAS REPARACIONES DE TODOS AQUELLOS DETERIOROS, O COMPOSTURAS, COMO DESTAPAR CANOS, TAPAR GOTERAS, LADRILLOS DESPEGADOS, ASI COMO PISOS Y TECHOS Y POR LA REPARACION DE DICHOS OBJETOS, NO TENDRA DERECHO ALGUNO EL ARRENDATARIO A COMPENSACION POR PARTE DE EL ARREDADOR.

     SEPTIMA.- CONVIENEN AMBAS PARTES QUE DURANTE LA VIGENCIA DE EL PRESENTE CONTRATO EL ARRENDATARIO CONTRATE UN SEGURO CONTRA INCENDIOS EL CUAL SE EXTENDERA A CUBRIR TODOS LOS BIENES ASEGURADOS CONTRA EL RIEZGO DE: EXPLOCION, HURACANES, TERREMOTOS, VEHICULOS, GRANIZO, AVIONES Y HUMO LO CUAL SERA PARTE PARA LA PROTECCION DEL INMUEBLE, SIENDO EL VALOR DE ESTE EL DE UN AVALUO, QUE SE ANEXE AL CONTRATO, DEBIDAMENTE FIRMADO, EL CUAL SE RENOVARA ANUALMENTE, PARA AJUSTAR SU VALOR.

     OCTAVA.- EL ARRENDATARIO NO PODRA SUB-ARRENDAR LA PROPIEDAD, NI TRASPASAR SUS DERECHOS EN FORMA EXPRESA O TACITA, SALVO AUTORIZACION POR ESCRITO, DADA POR EL ARRENDADOR A PERSONAS QUE REUNAN LAS MISMAS CONDICIONES DE HONORABILIDAD Y SOLVENCIA.

     NOVENA.- SERA POR CUENTA DE EL ARRENDATARIO LOS CONSUMOS Y MATENIMIENTOS DE ENERGIA ELECTRICA, GAS, TELEFONO, ETC., QUE REQUIERAN PARA SU USO, EN CONSECUENCIA SE OBLIGA A CONTRATAR DIRECTAMENTE DICHOS SERVICIOS, ASI COMO CONVIENEN ENTREGAR EL LOCAL QUE SE DA EN ARRENDAMIENTO LIBRE DE CUALQUIER ADEUDO QUE SURGIERA A LA FECHA DE LA ENTREGA MATERIAL DEL MISMO, SI A LA FINCA ARRENDADA LE FUERA INSTALADO CONTADOR DE AGUA, PARA LOS EFECTOS DE COBRO DE CUOTA SOBRE LA BASE DE CONSUMO, POR PARTE DE LAS AUTORIDADES MUNICIPALES CUBRIRA ESTA CUOTA SI EN VIRTUD DE EL NEGOCIO QUE INSTALE, SI EL PATRONATO DE LOS SERVICIOS CORRESPONDIENTES, AUMENTE LA CUOTA BIMESTRAL, ESTA DIFERENCIA SERA CUBIERTA CON EL IMPORTE DE LA RENTA.

     DECIMA.- EL ARRENDATARIO PUEDE EFECTUAR POR SU CUENTA, PREVIA AUTORIZACION POR ESCRITO DE EL ARRENDADOR, DEL PROYECTO RESPECTIVO A LAS INSTALACIONES Y ARREGLOS QUE SEAN NECESARIOS EN EL INMUEBLE, OBJETO DE, ARRENDAMIENTO, A FIN DE DEJARLO EN CONDICIONES DE SERVICIO CON LA SOLA OBLIGACION A CARGO DE EL ARRENDATARIO, DE QUE AL TERMINAR EL ARRENDAMIENTO DEVUELVA EL INMUEBLE EN LAS CONDICIONES ORIGINALES EN QUE LO RECIBIO, CON SOLO EL DETERIORO DEL USO NATURAL Y MODERADO. ASI MISMO EL ARRENDATARIO SE OBLIGA A RESPONDER POR LOS DANOS Y PERJUICIOS QUE SE OCACIONEN AL INMUEBLE POR SU PERSONAL O VISITANTES Y RENUNCIA EXPRESAMENTE HA HACER CARGOS A EL ARRENDADOR POR LOS DANOS Y PERJUICIOS QUE SUFRA EL NEGOCIO POR ACTOS Y OMISIONES DE TERCEROS Y OTROS.

     DECIMO PRIMERA.- EL ARRENDATARIO RENUNCIA EXPRESAMENTE AL DERECHO DE REFERENCIA, QUE SE REFIERE EL ART. 2365 DEL CODIGO CIVIL DE EL ESTADO, POR EL CASO DE QUE EL ARRENDADOR DESEE ENAJENAR TODO O PARTE DE EL INMUEBLE O CUALQUIER DERECHO REAL O PERSONAL SOBRE EL MISMO, POR SU PARTE EL ARRENDATARIO SE OBLIGA A LO SIGUIENTE:

DECIMO SEGUNDA.-

A).- LIQUIDAR LA RENTA EN FORMA Y TIEMPO CONVENIDO DE NO SER ASI SE PAGARA UN 6% MENSUAL SOBRE LA RENTA VIGENTE, POR CONCEPTO DE INTERESES MORATORIOS.

B).- A CONCERVAR EL LOCAL QUE SE ENTREGA EN ARRENDAMIENTO, EN BUEN ESTADO DE LIMPIEZA E HIGIENE DURANTE LA VIGENCIA DEL PRESENTE CONTRATO.

C).- A NO COLOCAR ANUNCIOS O ROTULOS EN EL LOCAL ARRENDADO SIN LA AUTORIZACION PREVIA Y POR ESCRITO DE EL ARRENDADOR Y DESDE LUEGO OBLIGANDOSE A RETIRARLOS AL CONCLUIR EL ARRENDAMIENTO, SIN DANAR EL INMUEBLE Y DEJANDOLO EN SU ESTADO ORIGINAL.

D).- A NO TENER ANIMALES SEAN O NO DOMESTICOS O DE CUALQUIER NATURALEZA.

E).- A NO INTRODUCIR O GUARDAR EN LA BODEGA NINGUN MATERIAL INFLAMABLE SUCEPTIBLE DE INFLAMARSE EN CANTIDADES EXCESIVAS Y SIEMPRE CON EL CUIDADO REQUERIDO DE MANEJO.

F).- A DESTINAR EL INMUEBLE ARRENDADO UNICA Y EXCLUSIVAMENTE PARA BODEGA Y OFICINAS ADMINISTRATIVAS Y DISTRIBUCION DE VARIAS MERCANCIAS, ASI COMO SUB-ENSABLES ELECTRONICOS PROPIEDAD DE EL ARRENDATARIO.

G).- A DESOCUPAR EL INMUEBLE AL VENCIMIENTO ESTIPULADO EN ESTE CONTRATO, Y DE NO HACERLO MIENTRAS DURE EL JUICIO DE DESOCUPACION, PAGARA POR DANOS Y PERJUICIOS A EL ARRENDADOR LA CANTIDAD QUE RESULTE DE ACUERDO A LA ULTIMA RENTA QUE ESTE CONTRATO ESTIPULE MENSUALMENTE Y ADICIONALES A ESTA LA CANTIDAD DE $ 26,000.00 (VEINTISEIS MIL PESOS 00/100 M.N.) MENSUALMENTE ADICIONALES A LA RENTA VIGENTE, SIN QUE ESTO SEA ACEPTACION DE RENOVACION DE CONTRATO.

     DECIMO TERCERA.- LAS PARTES CONVIENEN QUE TODAS LAS ESTIPULACIONES CONTENIDAS EN EL PRESENTE CONTRATO, LAS HAN ACORDADO SIN QUE EXISTA ERROR LESCION O DOLO DE NINGUNA ESPECIE ASI COMO NO CONTENER CLAUSULAS EN CONTRA DE LA MORAL O EL DERECHO DE EFECTO DE LO QUE AQUI ESTA ESTABLECIDO, Y PARA TODO CONFLICTO QUE SE SUCITE CON MOTIVODE LA INTERPRETACION Y EJECUCION DE EL PRESENTE CONTRATO, LAS PARTES SE SOMETERAN EXPRESAMENTE A LAS LEYES SIGUIENTES Y TRIBUNALES COMPETENTES DE LA CIUDAD DE GUADALAJARA, JAL., RENUNCIANDO EXPRESAMENTE A CUALQUIER OTRO FUERO QUE PUEDA CORRESPONDERLES EN RAZON DE SUS DOMICILIOS PRESENTES O FUTUROS POR PRIVILEGIADOS QUE ESTOS FUERAN.

     LEIDO QUE FUE POR AMBAS PARTES ESTE CONTRATO Y UNA VEZ ENTERADOS DE SU CONTENIDO Y AL CALCE O FIRMAN DE COMUN ACUERDO EN LA CIUDAD DE GUADALAJARA, JAL., EL DIA PRIMERO DE AGOSTO DE MIL NOVECIENTOS NOVENTA Y OCHO, QUEDANDO UN EJEMPLAR DEL MISMO EN PODER DE CADA UNA DE LAS PARTES QUE EN ESTE INTERVIENEN.


                             E L A R R E N D A D O R



                            GRUPO FEMER, S.A. DE C.V.
                        FIRMA EL SR. MARIO PRESNO PEREZ.
                                  ADMOR. UNICO.




                           E L A R R E N D A T A R I O




                            JPM PANTERA, S.A. DE C.V.
                    FIRMA LA SRA. MARIA LUISA LOZANO GARCIA.
                                  ADMOR. UNICO.